Exhibit (j)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" in the DWS RREEF Real Estate Securities VIP (formerly Scudder Real Estate Securities Portfolio) Class A Shares and Class B Shares Prospectus, DWS Equity 500 Index VIP (formerly Scudder VIT Equity 500 Index Fund) Class A Shares, Class B Shares, and Class B2 Shares Prospectus, and DWS Small Cap Index VIP (formerly Scudder VIT Small Cap Index Fund) and to the incorporation by reference in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A, No. 333-00479) of our reports dated February 8, 2005 and February 15, 2005, on the financial statements and financial highlights of the Scudder Real Estate Securities Portfolio, Scudder VIT Equity 500 Index Fund, and Scudder VIT Small Cap Index Fund included in the respective Fund's Annual Report dated December 31, 2004.

                                                 /s/ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2006